Contact:    610-337-1000                          For Release:    July 28, 2004
            Robert W. Krick, ext. 3141                            Immediate
            Brenda A. Blake, ext. 3202


UGI REPORTS HIGHER THIRD QUARTER EARNINGS, RAISES GUIDANCE

VALLEY FORGE, Pa., July 28 - UGI Corporation (NYSE:UGI) reported that its net income for the third quarter of fiscal 2004 ended June 30, 2004 was $8.3 million, or $0.16 per diluted share, compared to a loss of $2.0 million, or $0.05 per diluted share for the third quarter of fiscal 2003. Results for the recent quarter include, for the first time, the consolidated operating results of AGZ Holding and its French propane distribution company, Antargaz. Average diluted shares outstanding were approximately 22% higher for the recent quarter reflecting, among other things, a common share offering in March 2004, the proceeds of which funded a portion of the purchase price of AGZ Holding.

Lon R. Greenberg, chairman, president and chief executive officer of UGI, said, "Despite warmer weather across our service territories, all of our operating units posted improved results for the quarter. The transition of Antargaz is going well and we are particularly pleased with the results achieved by Antargaz this quarter. We remain focused on executing our strategies in each of our businesses while we pursue more opportunities to invest wisely for our shareholders."

UGI's domestic propane distributor, AmeriGas Propane, reported a seasonal net loss of $7.0 million in the most recently completed quarter compared to a loss of $8.3 million in the 2003 quarter. For the three months ended June 30, 2004, retail volumes sold were 175.2 million gallons compared to 182.4 million gallons sold in the prior-year period. Nationally, weather was 8% warmer than normal in the 2004 period compared to weather that was essentially normal in the prior-year period according to the National Oceanic and Atmospheric Administration. Earnings before interest expense, income taxes, depreciation and amortization (EBITDA) of AmeriGas Partners, L. P. (NYSE:APU) were $16.1 million in the fiscal 2004 period compared to $12.6 million a year ago.

                                     -MORE -
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UGI REPORTS HIGHER THIRD QUARTER EARNINGS, RAISES GUIDANCE                PAGE 2

At UGI Utilities' Gas Utility, net income rose to $1.3 million in the third quarter of fiscal 2004 from $1.0 million last year. Weather in the service territory was 18.7% warmer than normal and significantly warmer than last year's 16.3% colder than normal weather. "Total margin declined for the quarter as higher volumes transported for delivery service customers and the beneficial effects of retail core-market customer growth did not offset warm weather-induced lower volumes to our core market," said Greenberg. Operating and administrative expenses were lower due in large part to the absence of costs related to settling an environmental claim and lower long-term compensation accruals.

Net income for the quarter from Electric Utility was $3.2 million, up from $2.5 million a year ago, mainly as a result of higher kilowatt-hour sales, due in large part to greater air conditioning-related sales partially offset by the adverse effects of warmer spring weather on heating-related sales.

Energy Services net income for the quarter increased to $6.0 million from $2.4 million primarily due to the additional 4.9% interest in the Conemaugh electricity generating station purchased in late June 2003 and a 6.5% increase in natural gas volumes sold by GASMARK(R). In addition to the higher natural gas volumes sold, results include higher average unit margins in gas marketing principally due to the previously reported effects of the seasonality of margin realization.

International Propane net income increased to $4.1 million in the 2004 quarter from a $0.4 million loss in the 2003 quarter as a result of the consolidation of all of Antargaz' operations beginning April 1, 2004 which arose from the purchase of the remaining 80.5% ownership interest in its parent. Antargaz sold approximately 64 million gallons of liquefied petroleum gases in the most recent quarter, up from 57 million gallons in last year's quarter. Weather in France was 8% warmer than normal during the 2004 quarter compared to 19% warmer than normal in the 2003 quarter.

Revenues for the quarter for UGI increased to $823.4 million from $623.1 million mainly as a result of the consolidation of Antargaz and higher commodity prices.

Separately, UGI raised its earnings guidance $0.05 per share for the fiscal year ending September 30, 2004 to $2.15 to $2.25 per diluted share. The range includes a projected loss of approximately $0.25 per share from both the dilutive effects of 7.8 million additional shares outstanding related to the purchase of Antargaz and the estimated seasonal loss from Antargaz for the summer months of July through September.

UGI is a holding company with propane marketing, utility and energy marketing subsidiaries. Through subsidiaries, UGI owns 46% of AmeriGas Partners, L. P. (NYSE: APU), the nation's largest retail propane marketer.


                                   -- MORE --
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UGI REPORTS HIGHER THIRD QUARTER EARNINGS, RAISES GUIDANCE                PAGE 3


UGI invites interested parties to listen to the live audio webcast of management's teleconference with the financial community about third quarter fiscal year 2004 results on Wednesday, July 28, 2004 at 4:00 PM Eastern time. The teleconference is available online at http://www.shareholder.com/ugi/medialist.cfm. A telephonic replay of the call can be accessed approximately two hours after the completion of the call at 1-888/203-1112, (International replay 719/457-0820) passcode 216131, until midnight ET August 1, 2004.

The financial tables appended to this news release can be viewed directly at HTTP://WWW.SHAREHOLDER.COM/UGI/3Q04FINANCIALTABLE.PDF.

Comprehensive information about UGI Corporation is available on the Internet at HTTP://WWW.UGICORP.COM.

This press release contains certain forward-looking statements which management believes to be reasonable as of today's date only. Actual results may differ significantly because of risks and uncertainties that are difficult to predict and many of which are beyond management's control. Among them are adverse weather conditions, price volatility and availability of all energy products, including propane, natural gas, electricity and fuel oil, domestic and international economic and political conditions and currency exchange rates. UGI undertakes no obligation to release revisions to its forward-looking statements to reflect events or circumstances occurring after today.

C-11                                  ###                                7/28/04

                                 UGI CORPORATION
                               REPORT OF EARNINGS
                          (Millions, except per share)
                                   (Unaudited)

                                                          Three Months Ended       Nine Months Ended        Twelve Months Ended
                                                               June 30,                 June 30,                 June 30,
                                                        ----------------------  -----------------------   -----------------------
                                                           2004        2003        2004         2003         2004         2003
                                                        ----------  ----------  ----------   ----------   ----------   ----------
Revenues:
      AmeriGas Propane                                  $    315.1  $    287.1  $  1,463.0   $  1,357.7   $  1,733.7   $  1,579.6
      Gas Utility                                             97.7        99.7       490.5        484.7        545.7        541.7
      Electric Utility                                        21.0        20.3        67.1         66.5         89.4         88.7
      Energy Services (a)                                    217.3       191.6       779.0        513.7        933.3        575.3
      International Propane                                  156.8        11.6       191.2         44.0        201.7         55.1
      Corporate & Other                                       15.5        12.8        42.9         32.3         57.1         42.5
                                                        ----------  ----------  ----------   ----------   ----------   ----------
         Total revenues                                 $    823.4  $    623.1  $  3,033.7   $  2,498.9   $  3,560.9   $  2,882.9
                                                        ==========  ==========  ==========   ==========   ==========   ==========

Operating income (loss):
      AmeriGas Propane                                  $     (4.0) $     (5.8) $    188.8   $    174.0   $    179.3   $    160.4
      Gas Utility                                              6.9         5.5        82.8         94.1         84.8         97.7
      Electric Utility                                         5.5         4.5        16.8         16.6         20.5         19.6
      Energy Services (a)                                     10.2         4.3        24.0         14.1         29.1         19.0
      International Propane                                   14.3        (1.0)        9.8          0.6          9.9          1.2
      Corporate & Other                                        1.0         0.9         1.6          0.8          2.3          1.6
                                                        ----------  ----------  ----------   ----------   ----------   ----------
         Total operating income                               33.9         8.4       323.8        300.2        325.9        299.5

Income (loss) from equity investees                           (0.6)        0.2        12.0          7.1         10.2          7.4
Loss on extinguishment of debt                                  --          --          --         (3.0)          --         (3.0)
Interest expense:
      AmeriGas Propane                                       (20.5)      (21.5)      (62.8)       (66.0)       (83.9)       (87.3)
      Gas Utility                                             (3.9)       (3.5)      (11.9)       (10.7)       (16.6)       (14.2)
      Electric Utility                                        (0.6)       (0.4)       (1.6)        (1.7)        (2.2)        (2.3)
      International Propane                                   (8.3)       (1.0)      (10.2)        (3.1)       (11.2)        (4.2)
      Corporate and Other, net                                (0.2)       (0.1)       (0.4)        (0.3)        (0.4)        (0.4)
                                                        ----------  ----------  ----------   ----------   ----------   ----------
         Total interest expense                              (33.5)      (26.5)      (86.9)       (81.8)      (114.3)      (108.4)
Minority interests, principally in AmeriGas Partners          14.0        14.1       (64.3)       (51.2)       (47.7)       (33.7)
                                                        ----------  ----------  ----------   ----------   ----------   ----------
Income (loss) before income taxes and subsidiary
      preferred stock dividends                               13.8        (3.8)      184.6        171.3        174.1        161.8
Income tax (expense) benefit                                  (5.5)        2.2       (70.4)       (65.6)       (65.5)       (62.3)
Dividends on UGI Utilities preferred shares subject
  to mandatory redemption                                       --        (0.4)         --         (1.2)          --         (1.6)
                                                        ----------  ----------  ----------   ----------   ----------   ----------
Net income (loss)                                       $      8.3  $     (2.0) $    114.2   $    104.5   $    108.6   $     97.9
                                                        ==========  ==========  ==========   ==========   ==========   ==========

Earnings (loss) per share:
      Basic                                             $     0.16  $    (0.05) $     2.48   $     2.49   $     2.40   $     2.34
                                                        ==========  ==========  ==========   ==========   ==========   ==========

      Diluted                                           $     0.16  $    (0.05) $     2.43   $     2.43   $     2.34   $     2.29
                                                        ==========  ==========  ==========   ==========   ==========   ==========

Average common shares outstanding:

      Basic                                                 50.915      42.451      46.005       42.031       45.321       41.899
                                                        ==========  ==========  ==========   ==========   ==========   ==========

      Diluted                                               51.908      42.451      47.042       43.038       46.359       42.835
                                                        ==========  ==========  ==========   ==========   ==========   ==========

Supplemental information:
   Net income (loss):
      AmeriGas Propane (b)                              $     (7.0) $     (8.3) $     36.7   $     32.1   $     27.8   $     22.2
      Gas Utility                                              1.3         1.0        42.1         49.1         41.0         48.5
      Electric Utility                                         3.2         2.5         9.0          8.7         10.9          9.9
      Energy Services (a)                                      6.0         2.4        14.0          8.2         17.0         11.1
      International Propane                                    4.1        (0.4)       11.8          6.2          9.2          5.8
      Corporate & Other                                        0.7         0.8         0.6          0.2          2.7          0.4
                                                        ----------  ----------  ----------   ----------   ----------   ----------
         Total net income (loss)                        $      8.3  $     (2.0) $    114.2   $    104.5   $    108.6   $     97.9
                                                        ==========  ==========  ==========   ==========   ==========   ==========

(a) Effective October 1, 2003, the Energy Services segment includes the operating results of Energy Services' gas marketing business as well as UGID's electricity generation business. Energy Services' segment presentation for the prior year has been restated to conform to the current year presentation.

(b)  Amounts are net of minority interests in AmeriGas Partners, L.P.

                               UGI UTILITIES, INC.
                 (a wholly owned subsidiary of UGI Corporation)
                               REPORT OF EARNINGS
                             (Thousands of Dollars)
                                   (Unaudited)

                                                                   Three Months Ended   Nine Months Ended   Twelve Months Ended
                                                                        June 30,             June 30,            June 30,
                                                                   -------------------  ------------------  -------------------
                                                                     2004       2003      2004      2003      2004       2003
                                                                   --------   --------  --------  --------  --------   --------
Revenues                                                           $118,717   $121,546  $557,618  $559,193  $635,183   $640,070
                                                                   ========   ========  ========  ========  ========   ========

Income before income taxes                                         $  7,883   $  6,102  $ 86,049  $ 99,905  $ 86,356   $103,965
                                                                   ========   ========  ========  ========  ========   ========

Net income                                                         $  4,495   $  3,640  $ 51,152  $ 59,753  $ 52,071   $ 61,702
Dividends on preferred shares subject to mandatory redemption (a)        --        388        --     1,163        --      1,550
                                                                   --------   --------  --------  --------  --------   --------
Net income after dividends on preferred shares subject to
     mandatory redemption                                          $  4,495   $  3,252  $ 51,152  $ 58,590  $ 52,071   $ 60,152
                                                                   ========   ========  ========  ========  ========   ========

(a) Beginning July 1, 2003, the Company accounts for preferred shares subject to mandatory redemption in accordance with SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity." For periods presented after June 30, 2003, dividends paid on these shares are classified as a component of interest expense.